UNITED STATES

SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2013

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2013, Anadigics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative of the several underwriters listed on Schedule I thereto, related to a public offering of 10,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The price to the public is $2.00 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.875 per share. Under the terms of the Underwriting Agreement, the Company granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-183017) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement filed with the SEC and accompanying base prospectus. The closing of the offering is expected to take place on March 19, 2013, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination pro-visions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated by reference herein, and the above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press releases announcing the offering and the pricing of the offering, dated March 13, 2012 and March 14, 2013, respectively, are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

1.1	Underwriting Agreement, dated March 14, 2013, by and between Anadigics, Inc. and Needham & Company, LLC, as Representative of the several underwriters listed on Schedule I thereto

5.1	Opinion of Cahill Gordon & Reindel, llp

23.1	Consent of Cahill Gordon & Reindel, llp (included in Exhibit 5.1 hereto)

99.1	Press release dated March 13, 2013 announcing the offering

99.2	Press release dated March 14, 2013 announcing the pricing of the offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2013

ANADIGICS, INC.

/s/	TERRENCE G. GALLAGHER
By:	Terrence G. Gallagher
Vice President and Chief Financial Officer
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